Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Zayo Group, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2012549 (I.R.S. employer identification no.)

Zayo Capital, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0549444 (I.R.S. employer identification no.)

Table of Additional Registrants

Name	State of Incorporation or Organization	IRS Employer Identification Number
Latisys SPV, Inc.	California	46-1634961
AboveNet Communications, LLC	Delaware	To be applied for
Allstream Fiber U.S., Inc.	Delaware	98-0198216
FiberNet Telecom, Inc.	Delaware	11-3255389
Latisys-Ashburn, LLC	Delaware	27-1788557
Latisys-Ashburn Holdings Corp.	Delaware	27-1908580
Latisys-Chicago, LLC	Delaware	26-3013826
Latisys-Chicago Holdings Corp.	Delaware	26-3013755
Latisys Corp.	Delaware	14-2007210
Latisys-Denver, LLC	Delaware	26-1344933
Latisys Holdings Corp.	Delaware	26-1101579
Latisys-Irvine, LLC	Delaware	14-2007216
Latisys-Irvine Properties, LLC	Delaware	26-2799172
USCarrier, LLC	Delaware	30-0778734
Zayo Colocation, LLC	Delaware	52-2255974
Zayo Corelink Acquisition Sub, LLC	Delaware	47-5254263
Zayo Professional Services, LLC	Delaware	80-0846567
Colo Facilities Atlanta, LLC	Georgia	04-3823191
FiberLink, LLC	Illinois	20-1344019
IdeaTek Systems, Inc.	Kansas	48-1242946
Access Communications, Inc.	Minnesota	41-1892463
Local Fiber, LLC	New York	11-3361849

Name	State of Incorporation or Organization	IRS Employer Identification Number
Clearview International, LLC	Texas	27-0606161
CVMS Waco Data Partners, LLC	Texas	20-3654038

1805 29th Street, Suite 2050 Boulder, Colorado (Address of principal executive offices)	80301 (Zip code)

6.375% Senior Notes due 2025
and Guarantees of 6.375% Senior Notes due 2025
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                      A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.
333-121948).

3.                                      A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.
333-152875).

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4.                                      A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                      The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                      A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 14th day of April, 2016.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2015, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
		in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		6,117
Interest-bearing balances		272,045
Securities:
Held-to-maturity securities		0
Available-for-sale securities		679,285
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		11,408
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		77,335
Other assets		118,036
Total assets		$2,020,539

LIABILITIES

Deposits:
In domestic offices		505
Noninterest-bearing	505
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		276,953
Total liabilities		277,458
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,122,455
Not available
Retained earnings		620,521
Accumulated other comprehensive income		-895
Other equity capital components		0
Not available
Total bank equity capital		1,743,081
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,743,081
Total liabilities and equity capital		2,020,539

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)

William D. Lindelof, Director	)	Directors (Trustees)

Alphonse J. Briand, Director	)